Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Cynthia Simpson: 816.860.5637

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports First Quarter 2025 Results

First Quarter 2025 Financial Highlights

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On January 31, 2025, UMB Financial Corporation completed its merger with Heartland Financial USA, Inc.
•
GAAP net income available to common shareholders of $79.3 million, or $1.21 per diluted common share.
•
Net operating income available to common shareholders(i) of $168.9 million, or $2.58 per diluted common share.
•
Operating pre-tax, pre-provision (operating PTPP)(i) income of $233.3 million, compared to $157.5 million in the first quarter of 2024.
•
Net interest margin on a fully taxable equivalent basis of 2.96%, up 39 basis points from the linked quarter.
•
Efficiency ratio of 65.19% due to merger-related nonrecurring charges; operating efficiency ratio(i) of 55.56% improved from 61.12% in the prior quarter and 60.04% in the first quarter of 2024.
•
Average loans increased 27.8% on a linked-quarter basis to $32.3 billion; Average loans increased $9.0 billion, or 38.3% as compared to the first quarter of 2024.
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End-of-period loans were $35.9 billion at March 31, 2025.
•
Average deposits increased 32.3% on a linked-quarter basis, to $50.3 billion.
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End-of-period deposits were $58.5 billion at March 31, 2025.

(i) A non-GAAP financial measure reconciled later in this release to the nearest comparable GAAP measure.

KANSAS CITY, Mo. (April 29, 2025) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income available to common shareholders for the first quarter of 2025 of $79.3 million, or $1.21 per diluted share, compared to $120.0 million, or $2.44 per diluted share, in the fourth quarter (linked quarter) and $110.3 million, or $2.25 per diluted share, in the first quarter of 2024.

On January 31, 2025, UMBF completed its previously announced acquisition of Heartland Financial, USA, Inc. (HTLF). The acquisition added assets with a fair value of approximately $17.9 billion, $9.8 billion of loans, net of the allowance for credit losses, and $14.3 billion of deposits. The combined company retains its #1 deposit market share in Missouri and now ranks in the top 10 in Colorado, New Mexico, Kansas, and Arizona.

Net operating income available to common shareholders, a non-GAAP financial measure reconciled later in this release to net income available to common shareholders, the nearest comparable GAAP measure, was $168.9 million, or $2.58 per diluted share, for the first quarter of 2025, compared to $122.6 million, or $2.49 per diluted share, for the linked quarter and $120.7 million, or $2.47 per diluted share, for the first quarter of 2024. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $233.3 million, or $3.57 per diluted share, for the first quarter of 2025, compared to $166.9 million, or $3.39 per diluted share, for the linked quarter, and $157.5 million, or $3.22 per diluted share, for the first quarter of 2024. These operating PTPP results represent increases of 39.8% on a linked-quarter basis and 48.2% compared to the first quarter of 2024.

“2025 is off to an exciting start with strong first quarter financial results in addition to the completion of our acquisition of Heartland Financial in January,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer. “The cultural integration of the acquisition as well as technology systems conversion plans, are on track. The value proposition of the core deposit franchise at HTLF was evident as demonstrated by the 37-basis points improvement in cost of interest-bearing deposits and 39-basis points increase in our net interest margin, compared to the linked quarter. Total top line loan production exceeded $1.2 billion in the first quarter, including early encouraging pipeline in the acquired markets. Excluding the impact of acquired balances, legacy UMB average loans in the first quarter of 2025 increased 8.3%, while average total deposits increased 27.3%, including an 11.2% increase in average demand deposit balances, all on a linked-quarter annualized basis."

First quarter 2025 earnings discussion

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per common share data)
	Q1	Q4	Q1
	2025	2024	2024
Net income (GAAP)	$81,333	$119,997	$110,258
Net income available to common shareholders (GAAP)	79,320	119,997	110,258
Earnings per common share - diluted (GAAP)	1.21	2.44	2.25

Operating pre-tax, pre-provision income (Non-GAAP)(i)	233,293	166,901	157,451
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	3.57	3.39	3.22

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	240,798	173,270	163,967
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	3.68	3.52	3.35

Net operating income available to common shareholders (Non-GAAP)(i)	168,878	122,577	120,712
Operating earnings per common share - diluted (Non-GAAP)(i)	2.58	2.49	2.47

GAAP
Return on average assets	0.54%	1.06%	1.06%
Return on average common equity	5.86	13.53	14.11
Efficiency ratio	65.19	61.83	63.44

Non-GAAP(i)
Operating return on average assets	1.14%	1.08%	1.16%
Operating return on average common equity	12.47	13.82	15.44
Operating efficiency ratio	55.56	61.12	60.04

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2025	2024	2024	LQ	PY
Net interest income	$397,639	$268,974	$239,434	$128,665	$158,205
Noninterest income:
Trust and securities processing	79,781	76,861	69,478	2,920	10,303
Trading and investment banking	5,911	6,185	5,462	(274)	449
Service charges on deposit accounts	27,457	21,405	20,757	6,052	6,700
Insurance fees and commissions	178	425	283	(247)	(105)
Brokerage fees	18,102	18,635	13,160	(533)	4,942
Bankcard fees	26,293	21,089	21,968	5,204	4,325
Investment securities (losses) gains, net	(4,782)	593	9,371	(5,375)	(14,153)
Other	13,258	20,018	18,765	(6,760)	(5,507)
Total noninterest income	$166,198	$165,211	$159,244	$987	$6,954
Total revenue	$563,837	$434,185	$398,678	$129,652	$165,159
Net interest income (FTE)	$405,144	$275,343	$245,950
Net interest margin (FTE)	2.96%	2.57%	2.48%
Total noninterest income as a % of total revenue	29.5	38.1	39.9

Net interest income

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First quarter 2025 net interest income totaled $397.6 million, an increase of $128.7 million, or 47.8%, from the linked quarter, driven primarily by the acquisition of HTLF during the first quarter of 2025, as well as legacy-UMB balance sheet growth.
•
Average earning assets increased $12.9 billion, or 30.3%, from the linked quarter, largely driven by the acquisition of HTLF. The acquisition added earning assets with a fair value of approximately $14.4 billion, including $9.8 billion of loans, net of the allowance for credit losses, and $3.7 billion of securities as of January 31, 2025. On a consolidated basis, there were increases of $7.0 billion in average loans, $2.5 billion in average securities, and $3.2 billion in interest-bearing due from banks as compared to the linked quarter.
•
Average interest-bearing liabilities increased $10.1 billion, or 33.6%, from the linked quarter, primarily driven by the acquisition of HTLF. The acquisition added interest-bearing deposits with a fair value of $10.6 billion and noninterest-bearing deposits of $3.9 billion as of January 31, 2025. On a consolidated basis, there was an increase of $9.5 billion in interest-bearing deposits, $442.4 million in federal funds and repurchase agreements, and $161.0 million in borrowed funds. Average noninterest-bearing demand deposits increased $2.8 billion, or 26.2%, as compared to the linked quarter.
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Net interest margin for the first quarter was 2.96%, an increase of 39 basis points from the linked quarter, driven by higher loan and securities yields driven in large part by the net impact of purchase accounting accretion income on acquired assets and liabilities, the decreased cost of interest-bearing liabilities due to lower short-term interest rates and benefit of lower-cost HTLF interest-bearing deposits balances, and earning asset mix changes. Average loan yields increased 16 basis points and total earning asset yields increased 20 basis points from the linked quarter. The cost of interest-bearing liabilities decreased 35 basis points sequentially to 3.44%. Total cost of funds decreased 22 basis points from the linked quarter to 2.58%.
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On a year-over-year basis, net interest income increased $158.2 million, or 66.1%, driven by a $15.7 billion, or 39.3%, increase in average earning assets, primarily driven by rate and mix changes related to the acquisition of HTLF. Average loans increased $9.0 billion, interest bearing due from banks increased $3.5 billion, and average securities increased $2.9 billion.
•
Average deposits increased 50.0% compared to the first quarter of 2024. Average interest-bearing deposits increased 57.1% and noninterest-bearing demand deposit balances increased 33.4% compared to the first quarter of 2024. Average demand deposit balances comprised 26.7% of total deposits, compared to 28.0% in the linked quarter and 30.0% in the first quarter of 2024.
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Average borrowed funds increased $161.0 million as compared to the linked quarter and decreased $1.6 billion as compared to the first quarter of 2024, driven by the acquisition of HTLF and the repayment of borrowings under the BTFP and FHLB advances, respectively.

Noninterest income

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First quarter 2025 noninterest income increased $1.0 million, or 0.6%, on a linked-quarter basis, largely due to:
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An increase of $6.1 million in service charges on deposits driven by increased service charge income on interest-bearing checking accounts, largely driven by the HTLF acquisition and increased corporate service charges income.
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An increase of $5.2 million in bankcard income, driven by an additional $5.4 million of interchange income from legacy HTLF cards.
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These increases were partially offset by the following decreases:
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A decrease of $5.4 million in investment securities gains, primarily driven by decreased valuations in the company's non-marketable securities.
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Decreases of $3.1 million in company-owned life insurance income and $1.4 million in derivative income, both recorded in other income. The decrease in company-owned life insurance was offset by a proportionate decrease in deferred compensation expense as noted below.
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A decrease of $1.5 million in miscellaneous other income, driven by the gain of $4.1 million recorded during the linked quarter on the sale of UMB Distribution Services. During the first quarter of 2025, gains of $1.5 million were recorded for recoveries of loans previously charged off by HTLF and $0.9 million on legal settlements.
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Compared to the prior year, noninterest income in the first quarter of 2025 increased $7.0 million, or 4.4%, primarily driven by:

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Increases of $4.4 million in trust income, $3.6 million in fund services income, and $2.4 million in corporate trust income, all recorded in trust and securities processing.
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An increase of $6.7 million in service charges on deposit accounts, primarily driven by increased service charge income on interest-bearing checking accounts, largely due to the HTLF acquisition and increased corporate service charges income.
o
Increases of $4.9 million in brokerage income due to higher 12b-1 fees and money market income and $4.3 million in bankcard income due to increased interchange income, partially offset by increased rebates and rewards expense.
o
These increases were offset by the following decreases:

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A decrease of $14.2 million in investment securities gains, primarily driven by a net $8.6 million gain on disposition of two of the company's non-marketable securities in the first quarter of 2024, coupled with $5.3 million in decreased valuation in the company's non-marketable securities during the first quarter of 2025.
▪
A decrease of $5.3 million in company-owned life insurance income, recorded in other income. The decrease in company-owned life insurance was offset by a proportionate decrease in deferred compensation expense as noted below.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2025	2024	2024	LQ	PY
Salaries and employee benefits	$221,398	$161,062	$143,006	$60,336	$78,392
Occupancy, net	16,069	11,272	12,270	4,797	3,799
Equipment	16,948	15,312	16,503	1,636	445
Supplies and services	4,785	3,173	3,301	1,612	1,484
Marketing and business development	7,998	8,999	6,025	(1,001)	1,973
Processing fees	40,850	30,565	27,936	10,285	12,914
Legal and consulting	28,606	12,229	7,894	16,377	20,712
Bankcard	12,795	9,398	10,567	3,397	2,228
Amortization of other intangible assets	17,482	1,917	1,960	15,565	15,522
Regulatory fees	8,237	5,255	19,395	2,982	(11,158)
Other	9,619	11,179	5,947	(1,560)	3,672
Total noninterest expense	$384,787	$270,361	$254,804	$114,426	$129,983

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GAAP noninterest expense for the first quarter of 2025 was $384.8 million, an increase of $114.4 million, or 42.3%, from the linked quarter and $130.0 million, or 51.0% from the first quarter of 2024. First quarter 2025 expenses included $53.2 million in total acquisition-related and other nonrecurring costs, compared to $3.7 million in the linked quarter. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $330.5 million for the first quarter of 2025, an increase of $63.3 million, or 23.7%, from the linked quarter and an increase of $89.3 million, or 37.0%, from the first quarter of 2024.
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The linked-quarter increase in GAAP noninterest expense was driven by:
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An increase of $45.5 million in salaries and bonus expense, recorded in salaries and employee benefits, primarily driven by increased severance, retention bonuses, and change in control payments made to HTLF associates.
o
An increase of $16.3 million in payroll taxes, insurance, and 401(k) expense recognized in the first quarter in employee benefits expense due to the on-boarding of additional associates from HTLF, coupled with the seasonal increase in these expenses.
o
Increases of $16.4 million and $15.6 million in legal and consulting expense and amortization of intangibles, respectively, both driven by additional expense related to the acquisition. Legal and consulting expense includes $19.0 million of non-recurring transaction costs associated with the acquisition. Amortization of intangibles includes amortization of the core deposit intangible, customer list and purchased credit card relationship intangibles recognized in the first quarter from the HTLF acquisition.

o
An increase of $10.3 million in processing fees due to increased software subscription costs, of which $6.2 million is driven by legacy-HTLF expenses.
o
Increases of $4.8 million in occupancy expense, $3.4 million in bankcard expense and $3.0 million in regulatory fees expense. The increases in occupancy and bankcard expense were driven by higher volume of activity from the HTLF acquisition.
o
These increases were partially offset by a decrease of $1.8 million in deferred compensation expense, recorded in salaries and employee benefits. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.
•
The year-over-year increase in GAAP noninterest expense was driven by:
o
An increase of $71.6 million in salaries and bonus expense, recorded in salaries and employee benefits, primarily driven by increased severance, retention bonuses, and change in control payments made to HTLF associates, as well as higher bonus expense due to higher company performance for UMB-legacy associates.
o
An increase of $10.1 million in payroll taxes, insurance, and 401(k) expense recognized in the first quarter in employee benefits expense due to the on-boarding of additional associates from HTLF.
o
Increases of $20.7 million and $15.5 million in legal and consulting expense and amortization of intangibles, respectively, both driven by additional expense related to the acquisition. Legal and consulting expense includes $19.0 million of non-recurring transaction costs associated with the acquisition in the first quarter of 2025. Amortization of intangibles includes amortization of the core deposit intangible, customer list and purchased credit card relationship intangibles recognized in the first quarter from the HTLF acquisition.
o
An increase of $12.9 million in processing fees due to increased software subscription costs, of which $6.2 million is driven by legacy-HTLF expenses.
o
Increases of $3.8 million in occupancy expense and $2.2 million in bankcard expense driven by higher volume of activity from the HTLF acquisition.
o
Increases of $1.7 million in operational losses and $0.8 million in insurance expense, both recorded in other expense.
o
These increases were partially offset by the following decreases:
▪
A decrease of $11.2 million in regulatory fees driven by reduced FDIC special assessment expense during 2025 as compared to 2024. The results for the first quarter of 2024 included $13.0 million in regulatory fees expense for the special assessment compared to $0.6 million during the first quarter of 2025.
▪
A decrease of $4.5 million in deferred compensation expense, recorded in salaries and employee benefits. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.

Income taxes

•
The company’s effective tax rate was 12.6% for the three months ended March 31, 2025, compared to 17.6% for the same period in 2024. The effective tax rate decreased primarily due to more favorable discrete tax items in 2025 as compared to 2024, including a favorable discrete tax benefit for the remeasurement of deferred tax assets due to an increase in the forecasted state marginal tax rate driven by the acquisition of HTLF. Additionally, there was an increase in excess tax benefits associated with stock compensation recorded in the first quarter of 2025 compared to the same period a year earlier.

Balance sheet

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Average total assets for the first quarter of 2025 were $60.0 billion compared to $45.0 billion for the linked quarter and $42.0 billion for the same period in 2024.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2025	2024	2024	LQ	PY
Commercial and industrial	$12,761,998	$10,637,952	$9,942,457	$2,124,046	$2,819,541
Specialty lending	522,583	491,546	485,989	31,037	36,594
Commercial real estate	14,074,863	10,007,361	9,026,511	4,067,502	5,048,352
Consumer real estate	3,819,602	3,143,613	2,968,320	675,989	851,282
Consumer	264,467	177,341	154,062	87,126	110,405
Credit cards	689,645	630,373	489,546	59,272	200,099
Leases and other	176,539	201,602	287,158	(25,063)	(110,619)
Total loans	$32,309,697	$25,289,788	$23,354,043	$7,019,909	$8,955,654

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Average loans for the first quarter of 2025 increased $7.0 billion, or 27.8%, on a linked-quarter basis and $9.0 billion, or 38.3%, compared to the first quarter of 2024.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2025	2024	2024	LQ	PY
Securities available for sale:
U.S. Treasury	$1,397,844	$1,131,295	$1,127,611	$266,549	$270,233
U.S. Agencies	133,852	159,808	199,719	(25,956)	(65,867)
Mortgage-backed	5,303,047	4,200,465	3,595,619	1,102,582	1,707,428
State and political subdivisions	2,084,441	1,241,033	1,254,148	843,408	830,293
Corporates	317,378	321,939	341,142	(4,561)	(23,764)
Collateralized loan obligations	398,418	359,053	347,063	39,365	51,355
Total securities available for sale	$9,634,980	$7,413,593	$6,865,302	$2,221,387	$2,769,678
Securities held to maturity:
U.S. Agencies	$112,547	$116,316	$123,225	$(3,769)	$(10,678)
Mortgage-backed	2,492,446	2,542,385	2,707,780	(49,939)	(215,334)
State and political subdivisions	3,022,878	2,765,663	2,821,799	257,215	201,079
Total securities held to maturity	$5,627,871	$5,424,364	$5,652,804	$203,507	$(24,933)
Trading securities	$20,863	$25,224	$17,893	$(4,361)	$2,970
Other securities	586,866	466,545	478,805	120,321	108,061
Total securities	$15,870,580	$13,329,726	$13,014,804	$2,540,854	$2,855,776

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Average total securities increased 19.1% on a linked-quarter basis and increased 21.9% compared to the first quarter of 2024.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2025	2024	2024	LQ	PY
Deposits:
Noninterest-bearing demand	$13,428,205	$10,637,616	$10,066,409	$2,790,589	$3,361,796
Interest-bearing demand and savings	33,991,906	25,367,316	20,701,659	8,624,590	13,290,247
Time deposits	2,864,408	2,012,287	2,758,064	852,121	106,344
Total deposits	$50,284,519	$38,017,219	$33,526,132	$12,267,300	$16,758,387
Noninterest bearing deposits as % of total	26.7%	28.0%	30.0%

•
Average deposits increased 32.3% on a linked-quarter basis and 50.0% compared to the first quarter of 2024.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	March 31, 2025	December 31, 2024	March 31, 2024
Total equity	$6,748,434	$3,466,541	$3,152,816
Total common equity	6,637,730	3,466,541	3,152,816
Accumulated other comprehensive loss, net	(492,698)	(573,050)	(594,538)
Book value per common share	87.43	71.02	64.68
Tangible book value per common share (Non-GAAP)(i)	56.40	65.46	59.01

Regulatory capital:
Common equity Tier 1 capital	$4,767,403	$3,802,257	$3,503,837
Tier 1 capital	4,878,108	3,802,257	3,503,837
Total capital	5,914,197	4,445,872	4,115,097

Regulatory capital ratios:
Common equity Tier 1 capital ratio	10.11%	11.29%	11.09%
Tier 1 risk-based capital ratio	10.35	11.29	11.09
Total risk-based capital ratio	12.54	13.21	13.03
Tier 1 leverage ratio	8.47	8.50	8.39

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
Under the terms of the HTLF merger agreement, former HTLF shareholders received 0.55 shares of UMBF for each share of HTLF common stock, or 23.6 million UMBF shares.
•
On March 14, 2025, the company settled its previously announced forward sale arrangement which added $235.1 million in common equity and 3.2 million shares of common stock.
•
At March 31, 2025, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2025	2024	2024	2024	2024
Net charge-offs - total loans	$35,872	$8,935	$8,454	$2,856	$3,017
Net loan charge-offs as a % of total average loans	0.45%	0.14%	0.14%	0.05%	0.05%
Loans over 90 days past due	$6,346	$7,602	$7,133	$5,644	$3,076
Loans over 90 days past due as a % of total loans	0.02%	0.03%	0.03%	0.02%	0.01%
Nonaccrual and restructured loans	$100,885	$19,282	$19,291	$13,743	$17,756
Nonaccrual and restructured loans as a % of total loans	0.28%	0.08%	0.08%	0.06%	0.08%
Provision for credit losses	$86,000	$19,000	$18,000	$14,050	$10,000

•
Provision for credit losses for the first quarter increased $67.0 million from the linked quarter and $76.0 million from the first quarter of 2024. Provision in the first quarter of 2025 includes $62.0 million for Day 1 provision expense to establish an allowance for credit losses on those acquired HTLF loans that were designated as non-purchase credit deteriorated (non-PCD) at the close of the transaction. The remainder of the change in provision expense is driven largely by provision tied to the $681.3 million and $2.7 billion increases in period-end organic UMB loans, as compared to the linked quarter and prior year, respectively, as well as general portfolio trends in the current period as compared to the prior periods.
•
Net charge-offs for the first quarter totaled $35.9 million, or 0.45% of average loans, compared to $8.9 million, or 0.14% of average loans in the linked quarter, and $3.0 million, or 0.05% of average loans for the first quarter of 2024. Approximately $29.7 million of the net charge-offs in the first quarter of 2025 were related to loans acquired from HTLF. Excluding net charge-offs from acquired loans, net charge-offs on legacy UMB loans totaled $6.2 million, or only 0.10% of average loans.

Dividend Declaration and Share Repurchase Authorization

At the company’s quarterly board meeting, the Board of Directors declared a $0.40 per share quarterly cash dividend, payable on July 1, 2025, to stockholders of record of the company's common stock at the close of business on June 10, 2025. Additionally, the Board of Directors declared a dividend of $175 per share of the Company's Series A 7.00% preferred stock, which results in a dividend of $0.4375 per depositary share. The preferred stock dividend is payable on July 15, 2025, to stockholders of record of the preferred stock as of the close of business on June 30, 2025.

As in prior years, the Board also reviewed and approved the repurchase of up to 1,000,000 shares of the company’s common stock. Share repurchases may occur from time to time at any point until the regular meeting of the Board that immediately follows the 2026 annual meeting of the company’s shareholders. Shares acquired under the repurchase program may be available for reissuance or resale, including in connection with the company’s compensation plans and dividend reinvestment plan. Under the repurchase program, the company may acquire the shares from time to time in open market or privately negotiated transactions, at the discretion of management.

Conference Call

The company will host a conference call to discuss its first quarter 2025 earnings results on Wednesday, April 30, 2025, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 404-975-4839 and requesting to join the UMB Financial call with access code 218749. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 1Q 2025 Conference Call

A replay of the conference call may be heard through May 14, 2025, by calling (toll-free) 866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 301051. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income available to common shareholders, operating earnings per share – diluted (operating EPS), operating return on average common equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible common shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income available to common shareholders, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible common shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income available to common shareholders for the relevant period is defined as GAAP net income available to common shareholders, adjusted to reflect the impact of excluding expenses related to Day 1 acquisition provision expense, acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income available to common shareholders, divided by the company’s average total common shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income available to common shareholders, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible common shareholders’ equity for the relevant period is defined as GAAP common shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible common shareholders’ equity divided by the Company’s total common shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2024, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending, investment and retirement plan services; personal banking, which includes comprehensive deposit, lending, wealth management and financial planning services; and institutional banking, which includes asset servicing, corporate trust solutions, investment banking and healthcare services. UMB operates branches throughout Missouri, Arizona, California, Colorado, Iowa, Kansas, Illinois, Minnesota, Nebraska, New Mexico, Oklahoma, Texas, and Wisconsin. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	March 31,
	2025	2024
ASSETS
Loans	$35,936,281	$23,637,649
Allowance for credit losses on loans	(368,922)	(226,159)
Net loans	35,567,359	23,411,490
Loans held for sale	5,099	4,415
Securities:
Available for sale	10,895,659	6,541,391
Held to maturity, net of allowance for credit losses	5,712,764	5,622,617
Trading securities	35,461	40,187
Other securities	647,152	473,434
Total securities	17,291,036	12,677,629
Federal funds sold and resell agreements	636,069	180,275
Interest-bearing due from banks	9,811,867	6,673,104
Cash and due from banks	917,450	356,963
Premises and equipment, net	391,147	231,918
Accrued income	308,103	221,447
Goodwill	1,798,451	207,385
Other intangibles, net	557,186	69,052
Other assets	2,063,546	1,309,697
Total assets	$69,347,313	$45,343,375

LIABILITIES
Deposits:
Noninterest-bearing demand	$18,431,854	$13,251,090
Interest-bearing demand and savings	36,898,898	21,018,911
Time deposits under $250,000	1,871,388	2,044,280
Time deposits of $250,000 or more	1,319,038	599,329
Total deposits	58,521,178	36,913,610
Federal funds purchased and repurchase agreements	2,559,983	2,225,474
Short-term debt	—	1,800,000
Long-term debt	654,380	383,742
Accrued expenses and taxes	352,143	374,888
Other liabilities	511,195	492,845
Total liabilities	62,598,879	42,190,559

SHAREHOLDERS' EQUITY
Series A Fixed-Rate Reset Non-Cumulative Perpetual Preferred stock	110,705	—
Common stock	78,666	55,057
Capital surplus	3,993,662	1,127,806
Retained earnings	3,224,866	2,903,106
Accumulated other comprehensive loss, net	(492,698)	(594,538)
Treasury stock	(166,767)	(338,615)
Total shareholders' equity	6,748,434	3,152,816
Total liabilities and shareholders' equity	$69,347,313	$45,343,375

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
	2025	2024
INTEREST INCOME
Loans	$527,404	$385,566
Securities:
Taxable interest	98,296	61,111
Tax-exempt interest	29,963	25,333
Total securities income	128,259	86,444
Federal funds and resell agreements	6,952	3,062
Interest-bearing due from banks	74,985	44,688
Trading securities	370	305
Total interest income	737,970	520,065
INTEREST EXPENSE
Deposits	303,406	223,875
Federal funds and repurchase agreements	25,790	27,662
Other	11,135	29,094
Total interest expense	340,331	280,631
Net interest income	397,639	239,434
Provision for credit losses	86,000	10,000
Net interest income after provision for credit losses	311,639	229,434
NONINTEREST INCOME
Trust and securities processing	79,781	69,478
Trading and investment banking	5,911	5,462
Service charges on deposit accounts	27,457	20,757
Insurance fees and commissions	178	283
Brokerage fees	18,102	13,160
Bankcard fees	26,293	21,968
Investment securities (losses) gains, net	(4,782)	9,371
Other	13,258	18,765
Total noninterest income	166,198	159,244
NONINTEREST EXPENSE
Salaries and employee benefits	221,398	143,006
Occupancy, net	16,069	12,270
Equipment	16,948	16,503
Supplies and services	4,785	3,301
Marketing and business development	7,998	6,025
Processing fees	40,850	27,936
Legal and consulting	28,606	7,894
Bankcard	12,795	10,567
Amortization of other intangible assets	17,482	1,960
Regulatory fees	8,237	19,395
Other	9,619	5,947
Total noninterest expense	384,787	254,804
Income before income taxes	93,050	133,874
Income tax expense	11,717	23,616
NET INCOME	81,333	110,258
Less: Preferred dividends	2,013	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$79,320	$110,258

PER SHARE DATA
Net income per common share – basic	$1.22	$2.27
Net income per common share – diluted	1.21	2.25
Dividends per common share	0.40	0.39

Weighted average common shares outstanding – basic	65,063,262	48,663,515
Weighted average common shares outstanding – diluted	65,496,058	48,920,863

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended
	March 31,
	2025	2024
Net income	$81,333	$110,258
Other comprehensive income (loss), before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	76,235	(41,553)
Less: Reclassification adjustment for net gains included in net income	(390)	(139)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	8,290	8,789
Change in unrealized gains and losses on debt securities	84,135	(32,903)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	22,646	(13,658)
Less: Reclassification adjustment for net gains included in net income	(24)	(3,660)
Change in unrealized gains and losses on derivative hedges	22,622	(17,318)
Other comprehensive income (loss), before tax	106,757	(50,221)
Income tax (expense) benefit	(26,405)	12,618
Other comprehensive income (loss)	80,352	(37,603)
Comprehensive income	$161,685	$72,655

Consolidated Statements of Shareholders' Equity			UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2024	$—	$55,057	$1,134,363	$2,810,824	$(556,935)	$(342,890)	$3,100,419
Total comprehensive income (loss)	—	—	—	110,258	(37,603)	—	72,655
Dividends ($0.39 per share)	—	—	—	(17,976)	—	—	(17,976)
Purchase of treasury stock	—	—	—	—	—	(7,537)	(7,537)
Issuances of equity awards, net of forfeitures	—	—	(10,964)	—	—	11,667	703
Recognition of equity-based compensation	—	—	4,271	—	—	—	4,271
Sale of treasury stock	—	—	70	—	—	60	130
Exercise of stock options	—	—	66	—	—	85	151
Balance - March 31, 2024	$—	$55,057	$1,127,806	$2,903,106	$(594,538)	$(338,615)	$3,152,816

Balance - January 1, 2025	$—	$55,057	$1,145,638	$3,174,948	$(573,050)	$(336,052)	$3,466,541
Total comprehensive income	—	—	—	81,333	80,352	—	161,685
Cash dividends declared:
Preferred dividends ($175.00 per share)	—	—	—	(2,013)	—	—	(2,013)
Common dividends ($0.40 per share)	—	—	—	(29,402)	—	—	(29,402)
Purchase of treasury stock	—	—	—	—	—	(15,434)	(15,434)
Issuances of equity awards, net of forfeitures	—	—	(15,595)	—	—	16,395	800
Recognition of equity-based compensation	—	—	32,419	—	—	—	32,419
Sale of treasury stock	—	—	116	—	—	60	176
Exercise of stock options	—	—	126	—	—	179	305
Common stock issuance	—	—	67,056	—	—	168,085	235,141
Stock issuance for acquisition, net of issuance costs	110,705	23,609	2,763,902	—	—	—	2,898,216
Balance - March 31, 2025	$110,705	$78,666	$3,993,662	$3,224,866	$(492,698)	$(166,767)	$6,748,434

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2025		2024
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$32,309,697	6.62%	$23,354,043	6.64%
Securities:
Taxable	11,728,148	3.40	9,264,789	2.65
Tax-exempt	4,121,569	3.68	3,732,122	3.42
Total securities	15,849,717	3.47	12,996,911	2.87
Federal funds and resell agreements	555,805	5.07	206,443	5.97
Interest bearing due from banks	6,808,680	4.47	3,304,142	5.44
Trading securities	20,863	7.56	17,893	7.33
Total earning assets	55,544,762	5.44	39,879,432	5.31
Allowance for credit losses	(320,371)		(222,116)
Other assets	4,752,484		2,360,092
Total assets	$59,976,875		$42,017,408

Liabilities and Shareholders' Equity
Interest-bearing deposits	$36,856,314	3.34%	$23,459,723	3.84%
Federal funds and repurchase agreements	2,692,907	3.88	2,384,754	4.67
Borrowed funds	570,427	7.92	2,183,494	5.36
Total interest-bearing liabilities	40,119,648	3.44	28,027,971	4.03
Noninterest-bearing demand deposits	13,428,205		10,066,409
Other liabilities	861,375		779,510
Shareholders' equity	5,567,647		3,143,518
Total liabilities and shareholders' equity	$59,976,875		$42,017,408
Net interest spread		2.00%		1.28%
Net interest margin		2.96		2.48

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$273,916	$61,159	$62,564	$397,639
Provision for credit losses	66,751	435	18,814	86,000
Noninterest income	37,218	103,797	25,183	166,198
Noninterest expense	173,011	107,268	104,508	384,787
Income (loss) before taxes	71,372	57,253	(35,575)	93,050
Income tax expense (benefit)	8,987	7,210	(4,480)	11,717
Net income (loss)	$62,385	$50,043	$(31,095)	$81,333

	Three Months Ended March 31, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$157,982	$49,125	$32,327	$239,434
Provision for credit losses	7,765	234	2,001	10,000
Noninterest income	43,978	91,704	23,562	159,244
Noninterest expense	95,255	97,541	62,008	254,804
Income (loss) before taxes	98,940	43,054	(8,120)	133,874
Income tax expense (benefit)	16,762	7,733	(879)	23,616
Net income (loss)	$82,178	$35,321	$(7,241)	$110,258

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at March 31, 2025.

Non-GAAP Financial Measures

Net operating income available to common shareholders Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2025	2024
Net income available to common shareholders (GAAP)	$79,320	$110,258
Adjustments:
Day 1 acquisition provision expense	62,037	—
Acquisition expense	53,169	431
Severance expense	445	146
FDIC special assessment	629	13,000
Tax-impact of adjustments (i)	(26,722)	(3,123)
Total Non-GAAP adjustments (net of tax)	89,558	10,454
Net operating income (Non-GAAP)	$168,878	$120,712

Earnings per common share - diluted (GAAP)	$1.21	$2.25
Day 1 acquisition provision expense	0.95	—
Acquisition expense	0.81	0.01
Severance expense	0.01	—
FDIC special assessment	0.01	0.27
Tax-impact of adjustments (i)	(0.41)	(0.06)
Operating earnings per common share - diluted (Non-GAAP)	$2.58	$2.47

GAAP
Return on average assets	0.54%	1.06%
Return on average common equity	5.86	14.11

Non-GAAP
Operating return on average assets	1.14%	1.16%
Operating return on average common equity	12.47	15.44

(i) Calculated using the company’s marginal tax rate of 24.0% for 2025 and 23.0% for 2024. Certain merger-related expenses are non-deductible.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2025	2024
Noninterest expense	$384,787	$254,804
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	53,169	431
Severance expense	445	146
FDIC special assessment	629	13,000
Total Non-GAAP adjustments (pre-tax)	54,243	13,577
Operating noninterest expense (Non-GAAP)	$330,544	$241,227

Noninterest expense	$384,787	$254,804
Less: Amortization of other intangibles	17,482	1,960
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$367,305	$252,844

Operating noninterest expense	$330,544	$241,227
Less: Amortization of other intangibles	17,482	1,960
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$313,062	$239,267

Net interest income	$397,639	$239,434
Noninterest income	166,198	159,244
Less: Gains on sales of securities available for sale, net	390	139
Total Non-GAAP Revenue (denominator A)	$563,447	$398,539

Efficiency ratio (numerator A/denominator A)	65.19%	63.44%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	55.56	60.04

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2025	2024
Net interest income (GAAP)	$397,639	$239,434
Noninterest income (GAAP)	166,198	159,244

Noninterest expense (GAAP)	384,787	254,804
Adjustments to arrive at operating noninterest expense:
Acquisition expense	53,169	431
Severance expense	445	146
FDIC special assessment	629	13,000
Total Non-GAAP adjustments	54,243	13,577
Operating noninterest expense (Non-GAAP)	330,544	241,227
Operating pre-tax, pre-provision income (Non-GAAP)	$233,293	$157,451

Net interest income earnings per common share - diluted (GAAP)	$6.07	$4.89
Noninterest income (GAAP)	2.54	3.26
Noninterest expense (GAAP)	5.87	5.21
Acquisition expense	0.81	0.01
Severance expense	0.01	—
FDIC special assessment	0.01	0.27
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)	$3.57	$3.22

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2025	2024
Net interest income (GAAP)	$397,639	$239,434
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	7,505	6,516
Net interest income - FTE (Non-GAAP)	405,144	245,950

Noninterest income (GAAP)	166,198	159,244

Noninterest expense (GAAP)	384,787	254,804
Adjustments to arrive at operating noninterest expense:
Acquisition expense	53,169	431
Severance expense	445	146
FDIC special assessment	629	13,000
Total Non-GAAP adjustments	54,243	13,577
Operating noninterest expense (Non-GAAP)	330,544	241,227
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$240,798	$163,967

Net interest income earnings per common share - diluted (GAAP)	$6.07	$4.89
Tax equivalent interest	0.11	0.13
Net interest income - FTE (Non-GAAP)	6.18	5.02
Noninterest income (GAAP)	2.54	3.26
Noninterest expense (GAAP)	5.87	5.21
Acquisition expense	0.81	0.01
Severance expense	0.01	—
FDIC special assessment	0.01	0.27
Operating pre-tax, pre-provision income - FTE earnings per common share - diluted (Non-GAAP)	$3.68	$3.35

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of March 31,
	2025	2024
Total common shareholders' equity (GAAP)	$6,637,730	$3,152,816
Less: Intangible assets
Goodwill	1,798,451	207,385
Other intangibles, net	557,186	69,052
Total intangibles, net	2,355,637	276,437
Total tangible common shareholders' equity (Non-GAAP)	$4,282,093	$2,876,379

Total common shares outstanding	75,917,456	48,743,348

Ratio of total common shareholders' equity (book value) per share	$87.43	$64.68
Ratio of total tangible common shareholders' equity (tangible book value) per share (Non-GAAP)	56.40	59.01